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                                                                  CONFORMED COPY


                                    CONSENT dated as of March 13, 2000 (this
                           "Consent"), in respect of the Guarantee and Collateral Agreement (the "Security Agreement") dated as of January 21, 2000, made by CDnow, Inc. (the "Borrower") and the other parties identified therein, in favor of Time Warner Inc., as Security Agent (in such capacity, the "Security Agent") for Time Warner Inc. ("Time Warner") and Sony Music Entertainment Inc. (together with "Time Warner", the "Lenders") under the Convertible Loan Agreement dated as of July 12, 1999, among the Borrower and the Lenders (the "Convertible Loan Agreement").

                  WHEREAS the Borrower and the Lenders have entered into the Convertible Loan Agreement;

                  WHEREAS, in connection with the Convertible Loan Agreement the Borrower and the other parties identified therein have made the Security Agreement in favor of the Security Agent;

                  WHEREAS the Borrower has requested that the Lenders and the Security Agent (i) consent to the sale of all shares of common stock of, and all warrants to acquire shares of common stock of, Liquid Audio, Inc. (the "Shares") to a third party that is not a subsidiary of, or in any way affiliated with, the Borrower (the "Sale") for a purchase price that is equal to the fair market value of such shares or warrants, as the case may be, and (ii) release from the lien created pursuant to the Security Agreement all of the Shares that are sold in a Sale;

                  WHEREAS the Lenders and the Security Agent are willing to grant such consent on the terms, and subject to the conditions, and to the extent set forth in, this Consent.

                  NOW, THEREFORE, in consideration of the premises, mutual promises, representations, warranties and covenants contained in this Consent, the parties hereto hereby agree:

                  SECTION 1. Consent and Release. (a) Each of the Lenders and the Security Agent hereby consents to the Sale of the Shares on the terms, and subject to the conditions, set forth in this Consent.

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                  (b) Each of the Lenders hereby releases, and hereby authorizes the Security Agent to execute any and all further documents necessary or desirable to evidence the release, from the lien created pursuant to the Security Agreement any and all Shares that are sold in a Sale, effective upon consummation of such Sale.

                  SECTION 2. Representations and Warranties. To induce the other parties to this Consent to enter into this Consent, the Borrower hereby represents and warrants to each of the Lenders and the Security Agent that (i) the Borrower has all requisite power and authority to execute and deliver this Consent, (ii) the execution and delivery by the Borrower of this Consent have been duly authorized by all necessary action on the part of the Borrower, (iii) the Borrower has duly executed and delivered this Consent, and, assuming the due authorization, execution and delivery by each person other than the Borrower party hereto, this Consent constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and (iv) the representations and warranties set forth in the Section 4 of the Convertible Loan Agreement are true and correct in all material respects on and as of the date of this Consent with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

                  SECTION 3. Conditions. On the date on which any Sale of Shares is consummated, (i) the representations and warranties set forth in the Section 4 of the Convertible Loan Agreement shall be true and correct in all material respects on and as of such date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and (ii) no Default (as defined in the Convertible Loan Agreement) or Event of Default (as defined in the Convertible Loan Agreement) shall have occurred or be continuing.

                  SECTION 4. Effectiveness of Consent. This Consent shall become effective as of the date first written above when the Security Agent shall have received counterparts of this Consent that, when taken together, bear the signatures of the Borrower, the Security Agent and the Lenders.

                  SECTION 5. Governing Law, Submission to Jurisdiction. (a) THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF

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                                                                               3

NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

                  (b) Any legal action or proceeding with respect to this Consent and any action for enforcement of any judgment in respect hereof may be brought in the courts of the State of New York in New York County or of the United States of America for the Southern District of New York, and, by execution and delivery of this Consent, the Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address set forth in Section 10.3 of the Convertible Loan Agreement. The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Consent brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Lenders or any holder of a Note (as defined in the Convertible Loan Agreement) or the Security Agent to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

                  SECTION 6. Counterparts. This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

                  SECTION 7. Headings Descriptive. The headings of the several Sections of this Consent are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Consent.

                  SECTION 8. Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE BORROWER, EACH LENDER AND THE SECURITY AGENT HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS

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                                                                               4

CONSENT OR ANY OTHER LOAN DOCUMENT OR ANY MATTER ARISING HEREUNDER OR
THEREUNDER.

                  SECTION 8. Full Force and Effect. Except as expressly set forth in this Consent, this Consent shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Security Agent or the Borrower under the Convertible Loan Agreement, the Security Agreement or any other Loan Document (as defined in the Convertible Loan Agreement), and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Convertible Loan Agreement, the Security Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing contained in this Consent shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Convertible Loan Agreement, the Security Agreement or any other Loan Document in similar or different circumstances. This Consent shall constitute a "Loan Document" for all purposes of the Convertible Loan Agreement and the other Loan Documents.

                  IN WITNESS WHEREOF, each of the parties hereto have duly executed this Consent, all as of the date first written above.

                                             CDNOW, INC.,

                                               by /s/ Jason Olim
                                                  -------------------------
                                                  Name:  Jason Olim
                                                  Title: President and
                                                         Chief Executive
                                                         Officer


                                             SONY MUSIC ENTERTAINMENT INC.,

                                               by /s/ Thomas C. Tyrrel
                                                  -------------------------
                                                  Name:  Thomas C. Tyrrel
                                                  Title: Senior Vice
                                                         President and
                                                         General Counsel

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                                                                               5

                                             TIME WARNER INC., as Lender
                                             and Security Agent,

                                               by /s/ Spencer B. Hays
                                                  -------------------------
                                                  Name:  Spencer B. Hays
                                                  Title: Vice President and
                                                         Deputy General
                                                         Counsel